As filed with the Securities and Exchange Commission on August 9, 2007
                                              Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	36-446025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

MB Financial, Inc. 401(k) Profit Sharing Plan
(Full title of the plan)

Craig M. Scheer, P.C.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
3299 K Street, N.W., Suite 100
Washington, D.C.  20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	350,000 shares(1)	31.80(1)	$11,130,000 (1)	$342
Interests in Plan	N/A(2)	N/A(2)	N/A	N/A
(1)
Estimated in accordance with Rule 457(h), calculated on the basis of $31.80 per share, which was the average of the high and low sale prices per share of the common stock on the NASDAQ Stock Market on August 3, 2007.

(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of MB Financial, Inc. (the “Company”), authorized for issuance under the MB Financial, Inc. 401(k) Profit Sharing Plan (the “Plan”). The contents of the Company’s previously filed Registration Statement on Form S-8 (File Nos. 333-97857) relating to the Plan (the “Previously Filed Registration Statement”) are incorporated herein by reference, except for Items 3, 6, 8 and 9 of Part II of the Previously Filed Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

The following documents previously or concurrently filed by MB Financial, Inc. (the “Company”) with the Commission (File No. 0-24566-01) are hereby incorporated by reference into this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"):

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by the Form 10-K/A filed on March 2, 2007;

(b)	the Plan’s Annual Report on Form 11-K for the plan year ended December 31, 2006;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, as amended by the Form 10-Q/A filed on May 15, 2007;

(d)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007;

(e)	the Company’s Current Reports on Form 8-K filed on January 5, 2007 (two reports), February 27, 2007, May 1, 2007 and July 2, 2007; and

(f)
the description of the common stock, par value $.01 per share, of the Company contained in the Company’s Registration Statement on Form 8-A filed on October 9, 2001, and all amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

 The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated).  Requests should be directed to: Doria Koros, Vice President and Secretary, MB Financial, Inc., 6111 North River Road, Rosemont, Illinois 60018, telephone number (847) 653-1992.

 All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 6.     Indemnification of Directors and Officers.

Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for monetary damages except:  (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent a final judgment or adjudication against the director or officer is based on a determination that the director's or officer's act or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against the director or officer.  The Registrant's charter contains such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by Maryland law.

 Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is proven that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or with active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reason to believe that his conduct was unlawful.  The Maryland General Corporation Law provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation.  The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received.  A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification for expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

 Section 2-418 of the Maryland General Corporation Law provides that unless limited by the charter of a Maryland corporation, a director or officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.  Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant's charter provides for indemnification of directors and officers to the maximum extent permitted by the Maryland General Corporation Law.

Under a directors' and officers' liability insurance policy, directors and officers of the Registrant are insured against certain liabilities.

Item 8.	Exhibits.

See Exhibit Index.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information  required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 9, 2007.

MB FINANCIAL, INC.

By: /s/ Mitchell Feiger
Mitchell Feiger
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of MB Financial, Inc., hereby severally and individually constitute and appoint Mitchell Feiger and Jill E. York, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mitchell Feiger Mitchell Feiger	Director, President and Chief Executive Officer (Principal Executive Officer)	August 9, 2007

/s/ Jill E. York Jill E. York	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2007

/s/ David P. Bolger David P. Bolger	Director	August 9, 2007

/s/ Robert S. Engelman, Jr. Robert S. Engelman, Jr.	Director	August 9, 2007

/s/ Charles Gries Charles Gries	Director	August 9, 2007

/s/ James N. Hallene James N. Hallene	Director	August 9, 2007

/s/ Thomas H. Harvey Thomas H. Harvey	Director	August 9, 2007

/s/ Patrick Henry Patrick Henry	Director	August 9, 2007

Richard J. Holmstrom	Director	August 9, 2007

Karen J. May	Director	August 9, 2007

Richard M. Rieser, Jr.	Director	August 9, 2007

/s/ Ronald D. Santo Ronald D. Santo	Director	August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 9, 2007.

MB FINANCIALBANK, N.A., as Plan Trustee

By: /s/ Jill E. York
Jill E. York
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Document

4.1

Charter of the Registrant, as amended (included as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (File No. 0-24566-01) and incorporated herein by reference).

4.2

Bylaws of the Registrant, as amended (included as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended on Form 10-K/A filed on March 2, 2007 (File No. 0-24566-01) and incorporated herein by reference).

4.3

Form of the Registrant's specimen common stock certificate (filed as Exhibit 4.1 to Amendment No. One to the Registrant's Registration Statement on Form S-4 (Registration Number 333-64584) and incorporated herein by reference).

5	Opinion of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (contained in Exhibit 5)
23.2	Consent of McGladrey & Pullen LLP
24	Power of Attorney (contained on signature page)

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended